First Quarter 2014 Earnings Conference Call

April 29, 2014

NASDAQ: EPIQ
www.epiqsystems.com

Forward Looking and Cautionary Statements

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which include, but are not limited to, any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products or services; the future growth of our segments; our ability to consummate acquisitions and successfully integrate them into our operations; future capital expenditures; effects of current or future economic conditions or performance; and industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations which may not prove to be accurate. Forward-looking statements may be identified by terms such as "believe," "expect," "anticipate," "should," "planned," "may," "estimated," "goal," "objective," "seeks," and "potential" and variations of these words and similar expressions or negatives of these words. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our clients' deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (4) overall strength and stability of general economic conditions, both in the United States and in the global markets, (5) failure to keep pace with technological changes and significant changes in the competitive environment, (6) risks associated with the handling of confidential data and compliance with information privacy laws, (7) changes in or the effects of pricing structures and arrangements, (8) risks associated with the integration of acquisitions into our existing business operations, (9) risks associated with indebtedness, (10) risks associated with foreign currency fluctuations, (11) risks associated with developing and providing software and internet-based technology solutions to our clients, (12) risks associated with cyber attacks, interruptions or delays in services at data centers, (13) risks of errors or failures of software or services, (14) risks associated with our international operations, (15) risks of litigation against us or failure to protect our intellectual property, (16) any material non-cash write-downs based on impairment of our goodwill, and (17) other risks detailed from time to time in our SEC filings, including our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

Use of non-GAAP Measures

This presentation includes the following non-GAAP financial measures: (i) non-GAAP net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition and related expense, one-time technology expense, loan fee amortization, litigation expense, timing of recognition of expense, reorganization expense, and the effect of tax adjustments that are outside of Epiq Systems' anticipated effective tax rate, all net of tax), (ii) non-GAAP net income per share, calculated as non-GAAP net income on a fully diluted per share basis, and (iii) non-GAAP adjusted EBITDA (net income adjusted for depreciation, amortization, share-based compensation, acquisition and related expense, one-time technology expense, net expense related to financing, litigation expense, timing of recognition of expense, reorganization expense, and provision for income taxes). Income taxes typically represent a complex element of a company's income statement and effective tax rates can vary widely between different periods. Epiq Systems uses an approximate statutory tax rate of 40% to reflect income tax effects in the presentation of its non-GAAP net income and non-GAAP net income per share. Utilization of an approximate statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance of the company across historical periods.

Although Epiq Systems reports its results using GAAP, Epiq Systems also uses non-GAAP financial measures when management believes those measures provide useful information for its shareholders. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Q1 Highlights

- First quarter 2014 operating revenue of $81.2 million for the Technology segment represented organic growth of 48% compared to 2013, reflecting the continued strength of Epiq's global leadership position in the eDiscovery market.

- Completed a repricing of the $300.0 million term loan under the senior secured credit agreement. The repricing lowered the term loan interest rate by a total of 50 basis points.

- Declared a cash dividend of 9.0 cents per share of outstanding common stock, which will be paid on June 3, 2014 to shareholders of record at the close of business on May 1, 2014.

- Epiq's Board of Directors appointed W. Bryan Satterlee to the newly created position of independent Lead Director.

Financial Results

(In thousands, except per share data)	Q1 2014	Q1 2013
Operating Revenue	$116,220	$102,908
Net Income (Loss)	($2,298)	$3,937
Non-GAAP Net Income (1)	$6,785	$8,418
Non-GAAP Adjusted EBITDA (2)	$23,451	$22,353
Non-GAAP Net Income Per Share - Diluted (3)	$0.19	$0.23

(1) Refer to page 10 for reconciliation.

(2) Refer to page 11 for reconciliation.

(3) Refer to page 12 for calculation.

Selected Balance Sheet Data

(In thousands)	Mar 31, 2014	Dec 31, 2013
Cash and Cash Equivalents	$19,193	$40,336
Trade Accounts Receivable, Net	$141,884	$145,134
Property and Equipment, Net	$73,893	$72,118
Goodwill	$404,344	$404,302
Other Intangibles, Net	$37,998	$41,117
Indebtedness	$309,227	$312,457
Equity	$326,765	$326,014

Cash from Operating Activities

(In thousands)	Q1 2014	Q1 2013
Net Income (Loss)	($2,298)	$3,937
Non-cash Adjustments to Net Income		
Depreciation and Amortization	$11,820	$11,965
Other, Net	$5,688	$2,784
Changes in Operating Assets and Liabilities, Net		
Trade Accounts Receivable	$3,093	($15,058)
Other, Net	($19,134)	($8,973)
Net Cash Used in Operating Activities	($831)	($5,345)

Operating Revenue


Q1 2014
30%
70%
Q1 2013
47%
53%
Technology
Bankruptcy and Settlement Administration

(In thousands)	Q1 2014	Q1 2013
Technology	$81,169	$54,787
Bankruptcy	$17,365	$20,852
Settlement Administration	$17,686	$27,269
Total Bankruptcy and Settlement Administration	$35,051	$48,121
Total Operating Revenue	$116,220	$102,908

Non-GAAP Adjusted EBITDA


Q1 2014
35%
65%
Q1 2013
47%
53%
Technology
Bankruptcy and Settlement Administration

(In millions)	Technology		Bankruptcy and Settlement Administration	
	Operating Revenue	Non-GAAP Adj EBITDA	Operating Revenue	Non-GAAP Adj EBITDA
Q1 2014	$81.2	$22.3	$35.1	$12.0
Q1 2013	$54.8	$16.4	$48.1	$14.6

Non-GAAP Net Income

Reconciliation

(In thousands, except per share data)	Q1 2014	Q1 2013
Net Income (Loss)	($2,298)	$3,937
Plus (net of tax [1]):		
Amortization of Acquisition Intangibles	$1,872	$2,980
Share-based Compensation	$2,124	$923
Acquisition and Related Expense [2]	$986	$51
One-time Technology Expense [3]	$1,268	$348
Loan Fee Amortization	$681	$113
Litigation Expense [4]	$209	$683
Timing of Recognition of Expense [5]	-	$151
Reorganization Expense [6]	$1,593	-
Effective Tax Rate Adjustment [7]	$350	($768)
Non-GAAP Net Income	$6,785	$8,418
Non-GAAP Net Income Per Share - Diluted	$0.19	$0.23

(1) Individual adjustments are calculated using a tax rate of 40%.
(2) Acquisition and related expense includes one-time costs associated with acquisitions.
(3) One-time technology related costs associated with security and consolidation of data centers from acquisitions.
(4) Litigation expense related to significant one-time matters.
(5) Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters.
(6) Expenses primarily relate to one-time charges for post-employment benefits under an executive resignation agreement.
(7) The effective tax rate adjustment reflects a non-GAAP provision for income taxes at an approximate statutory tax rate of 40%.

Non-GAAP Adjusted EBITDA

Reconciliation

(In thousands)	Q1 2014	Q1 2013
Net Income (Loss)	($2,298)	$3,937
Plus:		
Depreciation and Amortization	$11,820	$11,965
Share-based Compensation	$3,539	$1,539
Acquisition and Related Expense (1)	$1,589	$28
One-time Technology Expense (2)	$2,113	$580
Expenses Related to Financing, Net (3)	$4,870	$1,807
Litigation Expense (4)	$112	$901
Timing of Recognition of Expense (5)	-	$252
Reorganization Expense (6)	$2,655	-
Provision for Income Taxes	($949)	$1,344
Non-GAAP Adjusted EBITDA	$23,451	$22,353

(1) Acquisition and related expense includes one-time costs associated with acquisitions.
(2) One-time technology related costs associated with security and consolidation of data centers from acquisitions.
(3) Expense related to financing is net of interest income.
(4) Litigation expense related to significant one-time matters.
(5) Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters.
(6) Expenses primarily relate to one-time charges for post-employment benefits under and executive resignation agreement.

Net Income Per Share Calculation

(In thousands, except per share data)	Q1 2014	Q1 2013
Net Income (Loss)	($2,298)	$3,937
Amounts re-allocated to nonvested shares	-	($39)
Net Income (Loss) Adjusted For Diluted Calculation	($2,298)	$3,898
Basic Weighted Average Shares	34,862	35,600
Adjustment to reflect share-based awards	-	947
Diluted Weighted Average Shares (1)	34,862	36,547
Net Income (Loss) Per Share – Diluted	($0.07)	$0.11
Non-GAAP Net Income	$6,785	$8,418
Amounts re-allocated to nonvested shares	($84)	($39)
Non-GAAP Net Income Adjusted for Diluted Calculation	$6,701	$8,379
Basic Weighted Average Shares	34,862	35,600
Adjustment to reflect share-based awards	553	947
Diluted Weighted Average Shares	35,415	36,547
Non-GAAP Net Income Per Share – Diluted	$0.19	$0.23

1) Diluted weighted average shares outstanding for the three months ended March 31, 2014 exclude the dilutive impact of options and nonvested shares outstanding due to the GAAP net loss reported for the first quarter of 2014.

Lew Schroeber
Investor Relations
(913) 621-9500
IR@epiqsystems.com

NASDAQ: EPIQ
www.epiqsystems.com